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                                                                    EXHIBIT 99.2

    DANIEL D. CROWLEY NAMED CHAIRMAN, PRESIDENT AND CEO OF CORAM HEALTHCARE:
   NEW LEADER HAS REPUTATION FOR FOCUS, INTENSITY AND SUCCESSFUL TURNAROUNDS

DENVER - NOV. 30, 1999 - Coram Healthcare Corporation (NYSE: CRH) announced that, effective today, Daniel D. Crowley has been named Chairman of the Board, President and Chief Executive Officer. Former Coram Chairman and interim Chief Executive Officer Donald J.

Amaral will remain a member of the Board of Directors.

"I am pleased to announce Dan Crowley's arrival at Coram today," said Mr. Amaral. "I have known Dan for a number of years and believe his focus, intensity and turnaround experience will strengthen the company to better compete and better serve our customers, healthcare providers, employees and shareholders."

Mr. Crowley, 52, is Chairman, President and CEO of Sacramento-based Dynamic Healthcare Solutions, a management consulting and investment firm he established in 1997. He also serves as Chairman of the Board of Winterland, a leading privately held affinity merchandise company in the music and entertainment industry. He is also founder of the Crowley Children's Fund, a charitable organization supporting programs for at-risk children.

"My initial focus will be to assess Coram's strengths and opportunities and to provide the leadership catalyst that will create the possibility for a solid turnaround," said Mr. Crowley. "By initiating a disciplined business planning process and a performance-driven incentive program targeted to achieve very specific goals, the Coram team will be able to refocus the energy of the organization toward those areas holding the greatest potential to create profitable growth, positive cash flow and shareholder value.

"With the proposed sale of Coram's prescription services unit and the wind-down of the R-Net subsidiaries, we have a unique opportunity to refocus Coram on its core home infusion business and to build on this with Coram's synergistic clinical trials and medical informatics business. After an initial assessment, we will be prepared to communicate our turnaround plans in more detail.

"Clearly Coram faces a number of very real challenges. However, one positive is that the company's lenders have indicated their support for the company and its leadership by granting the recently announced 6-month moratorium on certain covenants and principal and interest payments."

Before founding Dynamic Healthcare Solutions, Mr. Crowley was Chairman, President and CEO of Foundation Health Corporation. He joined Foundation in 1989 to turn around the diffused, unprofitable company heavily indebted from a leveraged buyout. Under his leadership the company rapidly became profitable, established itself as a national leader in


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managed care and joined the ranks of the Fortune 500. It grew from less than
$300 million in revenues in 1988 to more than $5 billion in 1997, when Mr. Crowley completed a strategic merger with another company.

Prior to his role at Foundation Health, he served as the Executive Vice President of Blue Cross and Blue Shield of Ohio where he led the turnarounds of several business units, including the Western Division, where he reestablished the viability of that operation.

More recently, he brought management focus, stronger profitability and operational improvements to Winterland during a turnaround and a period of rapid growth. The result has been financial performance ahead of plan and the successful refinancing of a portion of Winterland's debt.

Denver-based Coram Healthcare Corporation, through its subsidiaries, is a national leader in providing quality home infusion therapy, support for clinical trials, medical product development and medical informatics, and pharmacy benefit management and mail order services.

Note: Except for historical information, all other statements in this press release are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results may vary materially from these forward-looking statements due to important risk factors including the Company's history of operating losses and uncertainties associated with future operating results; significant outstanding indebtedness; equity conversion rights held by existing debt holders; limited liquidity; reimbursement-related risks; shifts in the mix of parties that pay for the Company's services; dependence upon relationships with third parties; uncertain future liabilities under capitation arrangements; timing of or ability to complete acquisitions; government regulation of the home health care industry; certain legal proceedings; dependence on key personnel; potential volatility of the stock price; New York Stock Exchange listing status; and unanticipated impacts from the Year 2000 issue. These and other risk factors are described in the Company's form 10-K Annual Report, as amended, Form 10-Q Quarterly Reports, and Form 8-K Current Reports on file with the Securities and Exchange Commission.